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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-4 of Federal Data Corporation of our report dated March 21, 1997, except for Notes 5 and 10, as to which the date is June 30, 1997, on our audits of the financial statements of Sylvest Management Systems Corporation. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Washington, D.C.
September 25, 1997